UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

China Automotive Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone

Shashi District, Jing Zhou City

Hubei Province

The People’s Republic of China

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-8757 0027

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2012 annual meeting of stockholders of China Automotive Systems, Inc. (the “Company”) was held on Wednesday, August 15, 2012 at the Grand Metropark Resort Sanya, Sanya, Hainan Province, China.  Of the 28,260,302 shares of the Company’s common stock entitled to vote at the meeting, 26,480,662 shares, or 93.70%, were represented at the meeting in person or by proxy, constituting a quorum.  The voting results are presented below.

1.	Election of Directors

The Company’s shareholders elected the five nominees below to hold office until the 2013 annual meeting of shareholders and until their successors are elected and qualified.  Each of the nominees received more than a majority of the votes cast.  The votes regarding the election of directors were as follows:

Nominee	For	Authority Withheld	Broker Non-Votes

Hanlin Chen	21,458,839	79,854	4,941,969
Qizhou Wu	21,467,475	71,218	4,941,969
Arthur Wong	21,458,673	80,020	4,941,969
Guangxun Xu	21,289,320	249,373	4,941,969
Robert Tung	21,300,395	238,298	4,941,969

2.	Ratification and Approval of the Appointment of Independent Auditor

The appointment of PricewatershouseCoopers Zhong Tian CPAs Limited Company as the Company’s independent auditor for the fiscal year ending December 31, 2012 was ratified and approved by the following votes:

For	Against	Abstained

26,351,635	111,000	18,027

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: August 20, 2012	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman

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